As filed with the Securities and Exchange Commission on June 27, 2008
Registration No. 333-151820_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WGNB CORP.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	6021	58-1640130
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

201 Maple Street
P.O. Box 280
Carrollton, Georgia 30112
(770) 832-3557
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

H.B. Lipham, III
Chief Executive Officer
WGNB Corp.
201 Maple Street
Carrollton, Georgia 30112
(770) 832-3557
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)
With copies to: Karen K. Leach, Esq. Paul, Hastings, Janofsky & Walker LLP 600 Peachtree Street, N.E. Suite 2400 Atlanta, Georgia 30308-2222 (404) 815-2400

Approximate date of commencement of proposed sale to the public: as soon as practicable following the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definition of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Nontransferrable preferred stock purchase rights	6,057,594	— (1)	$0	$0

Shares of 9% Series A Convertible Preferred Stock, initial stated value $10.00 per share (2) (3)	2,500,000	$10.00 (4)	$25,000,000 (5)	$982.50 (6)

(1)
The rights are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, no separate registration fee is required because the rights are being registered in the same registration statement as the preferred stock underlying the rights.

(2)	Represents shares of Series A Convertible Preferred Stock issuable upon exercise of the rights.
(3)
The securities being registered also include 2,500,000 shares of common stock initially issuable upon conversion of the Series A Convertible Preferred Stock. In accordance with Rule 416, the number of shares registered hereby shall also be deemed to include an indeterminate number of additional shares of common stock that may be issued upon conversion of the Series A Convertible Preferred Stock as a result of antidilution provisions thereof.

(4)	Pursuant to Rule 457(g), based on the exercise price of the rights.
(5)	Represents the gross proceeds from the assumed exercise of all rights issued.
(6)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form S-1 is being filed solely for the purposes of amending Item 16 of Part II of the Registration Statement and to file the exhibits indicated in such Item. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note and Part II to the Registration Statement. No changes have been made to Part I of the Registration Statement and therefore it has been omitted.

PART II
Information not required in prospectus

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than agent’s commissions, payable by us in connection with the rights offering of the Series A Preferred being registered. All amounts are estimates except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission registration fee	$982.50
Accounting fees and expenses*	$5,000
Legal fees and expenses*	$35,000
Printing and engraving costs*	$10,000
Transfer and subscription agent’s fees and expenses*	$10,000
TOTAL	$60,982.50

* Estimated pursuant to instruction to Rule 511 of Regulation S-K.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The articles of incorporation of WGNB Corp. provide that WGNB may indemnify or obligate itself to indemnify its officers and directors for their actions to the fullest extent permitted under the Georgia Business Corporation Code (the “GBCC”). Article Nine of WGNB’s articles of incorporation provides that WGNB may indemnify or reimburse any person for reasonable expenses actually incurred in connection with any action, suit, or proceeding, whether civil or criminal, to which such person is made a party by reason of his or her position as a director, trustee, officer, employee, or agent of WGNB, or by reason of such person serving, at the request of WGNB, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or enterprise.

Article Nine of WGNB’s articles of incorporation further authorizes WGNB, upon approval by its Board of Directors, to pay expenses in advance of final disposition of any action, suit or proceeding involving a director, trustee, officer, employee, or agent if such person submits an undertaking to WGNB (i) of his or her good faith belief that he or she has met the standard of conduct set forth in the GBCC Section 14-2-856(b) and (ii) that he or she will repay such amount unless it is ultimately determined that he or she was entitled to such amount under Article Nine.

As provided under Georgia law, the liability of a director may not be eliminated or limited (a) for any appropriation, in violation of his duties, of any business opportunity of WGNB, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

WGNB’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

On July 2, 2007, we completed a private placement of $10,500,000 of trust preferred securities through a newly formed Delaware trust affiliate, WGNB Statutory Trust I, (the “Trust”). The trust preferred securities mature in June 2037, are redeemable at our option beginning after five years, and bear interest at a variable rate per annum equal to the three-month LIBOR plus 1.55%. Under applicable regulatory guidelines, these trust preferred securities qualify as Tier 1 capital. All of the common securities of the Trust are held by WGNB. The proceeds from the sale of the trust preferred securities were used by the Trust to purchase $10,825,000 in aggregate principal amount of our junior subordinated debentures.

We believe our offering and sale of the securities in the above transaction, made only to accredited investors, were exempt from registration under Section 4(2) of the Securities Act. The certificates representing the securities issued contain a legend to the effect that such securities were not registered under the Securities Act and may not be transferred except pursuant to an effective registration statement or pursuant to an exemption from such registration requirements.

ITEM 16. EXHIBITS

Exhibit No.	Description

(a) The following exhibits are filed with this Registration Statementt:

3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10-SB filed June 14, 2000 (the “Form 10-SB”))

3.2	Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed June 19, 2008)

3.3**	Form of Amendment to Amended and Restated Articles of Incorporation Regarding Designations, Preferences and Rights of Series A Convertible Preferred Stock of WGNB Corp.

3.4	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Form 10-SB)

4.1	See exhibits 3.1 through 3.4 for provisions of Company’s Articles of Incorporation and Bylaws Defining the Rights of Shareholders

4.2	Specimen certificate representing shares of Common Stock (Incorporated by reference to Exhibit 4.2 to the Form 10-SB)

4.3**	Specimen certificate representing shares of Series A Convertible Preferred Stock

4.4	Amended and Restated Trust Agreement dated July 2, 2007 (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 6, 2007 (the “July 2007 Form 8-K”)

4.5	Indenture, dated July 2, 2007, by and between WGNB Corp. and Wilmington Trust Company (Incorporated by reference to Exhibit 4.2 to the July 2007 Form 8-K)

4.6	Guarantee Agreement, dated July 2, 2007, by and between WGNB Corp. and Wilmington Trust Company (Incorporated by reference to Exhibit 4.3 to the July 2007 Form 8-K)

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP as to legality of the securities being registered

10.1*
Employment Agreement dated as of July 11, 2006 between H.B. Lipham, III, WGNB Corp. and West Georgia National Bank (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 11, 2006)

10.2*	Bonus and Stock Option Agreement dated as of September 23, 1998 between the Company and H.B. Lipham, III (Incorporated by reference to Exhibit 10.6 to the Form 10-SB)

10.3*	Bonus and Stock Option Agreement dated as of September 23, 1998 between the Company and W. Galen Hobbs, Jr. (Incorporated by reference to Exhibit 10.7 to the Form 10-SB)

10.4*	Bonus and Stock Option Agreement dated as of September 23, 1998 between the Company and Steven J. Haack (Incorporated by reference to Exhibit 10.8 to the Form 10-SB)

10.5*	Form of Election for Payment of Director Meeting Fees (Incorporated by reference to Exhibit 10.10 to the Form 10-SB)

10.6*
Employment Agreement dated August 8, 2005 among WGNB Corp., West Georgia National Bank and Steven J. Haack (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 8, 2005)

10.7*
Employment Agreement dated July 11, 2005 between West Georgia National Bank and W. Galen Hobbs, Jr. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 11, 2005)

10.8*
Second Amendment to Bonus and Stock Option Agreement dated June 17, 2002 between the Company and H.B. Lipham, III (Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “6/30/02 Form 10-Q)

10.9*	Incentive Stock Option Agreement dated March 12, 2002 between the Company and H.B. Lipham, III (Incorporated by reference to Exhibit 10.8 to the 6/30/02 Form 10-Q)

10.10*	Amendment to Bonus and Stock Option Agreement dated May 30, 2002 between the Company and W. Galen Hobbs, Jr. (Incorporated by reference to Exhibit 10.10 to the 6/30/02 Form 10-Q)

10.11*	Incentive Stock Option Agreement dated March 12, 2002 between the Company and W. Galen Hobbs, Jr. (Incorporated by reference to Exhibit 10.11 to the 6/30/02 Form 10-Q)

10.12*	Amendment to Bonus and Stock Option Agreement dated April 26, 2002 between the Company and Steven J. Haack (Incorporated by reference to Exhibit 10.13 to the 6/30/02 Form 10-Q)

10.13*	Incentive Stock Option Agreement dated March 12, 2002 between the Company and Steven J. Haack (Incorporated by reference to Exhibit 10.14 to the 6/30/02 Form 10-Q)

10.14*	2003 Stock Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement for its 2004 Annual Meeting)

10.15*
Employment Agreement dated December 31, 2002 between the Company and William R. Whitaker (Incorporated by reference to Exhibit 10.31 to the Company Annual Report on Form 10-K for year ended December 31, 2004 (the “2004 Form 10-K”))

10.16*	Bonus and Stock Option Agreement dated December 27, 2004 between the Company and William R. Whitaker (Incorporated by reference to Exhibit 10.32 to the 2004 Form 10-K)

10.17*
Separations Agreement and Release dated February 14, 2006 between the Company, the Bank and L. Leighton Alston (Incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005)

10.18*	Employment Agreement, dated July 1, 2007 among WGNB Corp. West Georgia National Bank and Randall F. Eaves (Incorporated by reference to Exhibit 10.1 to the July 2007 Form 8-K)

10.19*	Employment Agreement, dated July 1, 2007 among WGNB Corp. West Georgia National Bank and Mary Covington (Incorporated by reference to Exhibit 10.2 to the July 2007 Form 8-K)

10.20*
Employment Agreement dated January 2, 2007 between Robert M. Gordy, Jr. and West Georgia National Bank (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

21**	Subsidiary of WGNB Corp.

23.1**	Consent of Porter Keadle Moore, LLP

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

99.1**	Form of Letter of Transmittal

99.2**	Form of Instructions as to Use of WGNB Corp Subscription Rights Certificates

99.3**	Form of Transmittal Letter to Nominees

99.4**	Form of Transmittal Letter from Nominees to Clients

99.5**	Notice of Guaranteed Delivery

99.6**	Nominee Holder Certification Form

99.7**	Beneficial Owner Election Form

99.8**	Form of Subscription Rights Certificate

99.9**	Preliminary Subscription Agreement

99.10**	Acknowledgment of Subscription
__________________________
* Indicates management contract or compensatory plan or arrangement.
** Previously filed.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the amount of unsubscribed securities and the terms of any subsequent reoffering thereof. If any public offering is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Carrolton, Georgia, on June 27, 2008.

WGNB CORP.

By:	/s/ H.B. Lipham, III
H.B. Lipham, III Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ H.B. Lipham, III	Director and	June 27, 2008
H.B. Lipham, III	Chief Executive Officer (principal executive officer)

/s/ Steven J. Haack	Secretary and Treasurer	June 27, 2008
Steven J. Haack	(principal financial and accounting officer)

*	Chairman of the Board	June 27, 2008
W.T. Green, Jr.

Director
Wanda W. Calhoun

Director
Grady W. Cole

*	Director and Executive Vice President	June 27, 2008
Mary M. Covington

*	Director and President	June 27, 2008
Randall F. Eaves

*	Director	June 27, 2008
Loy M. Howard

Director
R. David Perry

Director
L. Richard Plunkett

*	Director	June 27, 2008
Donald C. Rhodes

Director
Thomas T. Richards

*	Director	June 27, 2008
J. Thomas Vance

*By:	/s/ H.B. Lipham, III
H.B. Lipham, III, Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10-SB filed June 14, 2000 (the “Form 10-SB”))

3.2	Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed June 19, 2008)

3.3**	Form of Amendment to Amended and Restated Articles of Incorporation Regarding Designations, Preferences and Rights of Series A Convertible Preferred Stock of WGNB Corp.

3.4	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Form 10-SB)

4.1	See exhibits 3.1 through 3.4 for provisions of Company’s Articles of Incorporation and Bylaws Defining the Rights of Shareholders

4.2	Specimen certificate representing shares of Common Stock (Incorporated by reference to Exhibit 4.2 to the Form 10-SB)

4.3**	Specimen certificate representing shares of Series A Convertible Preferred Stock

4.4	Amended and Restated Trust Agreement dated July 2, 2007 (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 6, 2007 (the “July 2007 Form 8-K”)

4.5	Indenture, dated July 2, 2007, by and between WGNB Corp. and Wilmington Trust Company (Incorporated by reference to Exhibit 4.2 to the July 2007 Form 8-K)

4.6	Guarantee Agreement, dated July 2, 2007, by and between WGNB Corp. and Wilmington Trust Company (Incorporated by reference to Exhibit 4.3 to the July 2007 Form 8-K)

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP as to legality of the securities being registered

10.1*
Employment Agreement dated as of July 11, 2006 between H.B. Lipham, III, WGNB Corp. and West Georgia National Bank (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 11, 2006)

10.2*	Bonus and Stock Option Agreement dated as of September 23, 1998 between the Company and H.B. Lipham, III (Incorporated by reference to Exhibit 10.6 to the Form 10-SB)

10.3*	Bonus and Stock Option Agreement dated as of September 23, 1998 between the Company and W. Galen Hobbs, Jr. (Incorporated by reference to Exhibit 10.7 to the Form 10-SB)

10.4*	Bonus and Stock Option Agreement dated as of September 23, 1998 between the Company and Steven J. Haack (Incorporated by reference to Exhibit 10.8 to the Form 10-SB)

10.5*	Form of Election for Payment of Director Meeting Fees (Incorporated by reference to Exhibit 10.10 to the Form 10-SB)

10.6*
Employment Agreement dated August 8, 2005 among WGNB Corp., West Georgia National Bank and Steven J. Haack (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 8, 2005)

10.7*
Employment Agreement dated July 11, 2005 between West Georgia National Bank and W. Galen Hobbs, Jr. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 11, 2005)

1

10.8*
Second Amendment to Bonus and Stock Option Agreement dated June 17, 2002 between the Company and H.B. Lipham, III (Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “6/30/02 Form 10-Q)

10.9*	Incentive Stock Option Agreement dated March 12, 2002 between the Company and H.B. Lipham, III
(Incorporated by reference to Exhibit 10.8 to the 6/30/02 Form 10-Q)

10.10*	Amendment to Bonus and Stock Option Agreement dated May 30, 2002 between the Company and W. Galen Hobbs, Jr. (Incorporated by reference to Exhibit 10.10 to the 6/30/02 Form 10-Q)

10.11*	Incentive Stock Option Agreement dated March 12, 2002 between the Company and W. Galen Hobbs, Jr. (Incorporated by reference to Exhibit 10.11 to the 6/30/02 Form 10-Q)

10.12*	Amendment to Bonus and Stock Option Agreement dated April 26, 2002 between the Company and Steven J. Haack (Incorporated by reference to Exhibit 10.13 to the 6/30/02 Form 10-Q)

10.13*	Incentive Stock Option Agreement dated March 12, 2002 between the Company and Steven J. Haack
(Incorporated by reference to Exhibit 10.14 to the 6/30/02 Form 10-Q)

10.14*	2003 Stock Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement for its 2004 Annual Meeting)

10.15*
Employment Agreement dated December 31, 2002 between the Company and William R. Whitaker (Incorporated by reference to Exhibit 10.31 to the Company Annual Report on Form 10-K for year ended December 31, 2004 (the “2004 Form 10-K”))

10.16*	Bonus and Stock Option Agreement dated December 27, 2004 between the Company and William R. Whitaker (Incorporated by reference to Exhibit 10.32 to the 2004 Form 10-K)

10.17*
Separations Agreement and Release dated February 14, 2006 between the Company, the Bank and L. Leighton Alston (Incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005)

10.18*	Employment Agreement, dated July 1, 2007 among WGNB Corp. West Georgia National Bank and Randall F. Eaves (Incorporated by reference to Exhibit 10.1 to the July 2007 Form 8-K)

10.19*	Employment Agreement, dated July 1, 2007 among WGNB Corp. West Georgia National Bank and Mary Covington (Incorporated by reference to Exhibit 10.2 to the July 2007 Form 8-K)

10.20*
Employment Agreement dated January 2, 2007 between Robert M. Gordy, Jr. and West Georgia National Bank (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007)

21**	Subsidiary of WGNB Corp.

23.1**	Consent of Porter Keadle Moore, LLP

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

99.1**	Form of Letter of Transmittal

2

99.2**	Form of Instructions as to Use of WGNB Corp Subscription Rights Certificates

99.3**	Form of Transmittal Letter to Nominees

99.4**	Form of Transmittal Letter from Nominees to Clients

99.5**	Notice of Guaranteed Delivery

99.6**	Nominee Holder Certification Form

99.7**	Beneficial Owner Election Form

99.8**	Form of Subscription Rights Certificate

99.9**	Preliminary Subscription Agreement

99.10**	Acknowledgment of Subscription
__________________________
* Indicates management contract or compensatory plan or arrangement.
** Previously filed.

3